Exhibit 2.1d

Amendment No. 2 to the BankUnited
Single Family Shared-Loss Agreement
(as previously amended, the “SFLSA”) with the FDIC

This Amendment No. 2 (the “Amendment”) is made and effective as of December 22, 2010 (the “Effective Date”), and amends the SFLSA between BankUnited and the FDIC as follows:

WHEREAS, on May 21, 2009 BankUnited entered into the SFLSA with the FDIC as Receiver of BankUnited, FSB, Coral Gables, Florida; and

WHEREAS, under the terms of the above referenced SFLSA the FDIC pays BankUnited a specified percent of the Loss Amount on Restructuring Losses; and

WHEREAS, the U.S. Department of the Treasury has developed a Principal Reduction Alternative for the Home Affordable Modification Program that provides for the forgiveness of principal over time pursuant to the Making Home Affordable Supplemental Directives 10-05 and 10-14 (as they may be further modified, supplemented or updated, the “PRA Directives”); and

WHEREAS, the FDIC and BankUnited wish to implement the principal reduction alternative provisions of the PRA Directives in the SFLSA.

NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the SFLSA as follows:

1.  Amendments to Article 1- Definitions.

(a). The following definitions are hereby inserted in Article I of the SFLSA:

“Deferred Principal Reduction Amount” means the portion of the loan principal balance that is initially forborne and then forgiven by the Assuming Bank according to the PRA Directives.

“Deferred Principal Reduction Loss” means the losses incurred by the Assuming Bank upon forgiveness of a Deferred Principal Reduction Amount.  A Deferred Principal Reduction Loss shall be calculated in accordance with the form and methodology set forth in Section 2.1(a)(1) and Exhibit A and reported as a Loss Amount for a Single Family Shared-Loss Loan on the Monthly Certificate for the Shared-Loss Month which includes the Principal Reduction Date for such Single Family Shared-Loss Loan (which Monthly Certificate shall be in the form of Exhibit B).  For the avoidance of doubt, a Deferred Principal Reduction Loss shall include losses on retroactive PRA modifications in accordance with the PRA Directives.

1

“HAMP” means the United States Department of the Treasury’s Home Affordable Modification Program.

“PRA” means the Principal Reduction Alternative pursuant to the PRA Directives.

“PRA Directives” mean the Making Home Affordable Supplemental Directives 10-05 and 10-14, as they may be further modified, supplemented or updated.

“Principal Reduction Date” means the date the principal balance of a Single Family Shared-Loss Loan is reduced in accordance with and pursuant to the PRA Directives (e.g., the first, second and third anniversaries of the applicable trial period effective date and any date prior to the third anniversary if a Single Family Shared-Loss Loan is paid-in-full ).

“Qualifying Loan” means a Single Family Shared-Loss Loan that meets (a) the Qualifying Loan criteria in Exhibit 5 of the Single Family Shared-Loss Agreement or (b) the Eligibility Guidelines set forth in the Making Home Affordable Supplemental Directive 09-01 (or such other amended criteria as may be published from time to time by the U.S. Department of the Treasury), and in either case has a current loan-to-value (LTV) position greater than 115%, unless otherwise agreed pursuant to a written instrument signed by both parties to this Single Family Shared-Loss Agreement.

“Waterfall Calculation” means a series of steps taken by the Assuming Bank to reduce the borrower’s monthly housing debt to income ratio (“DTI ratio”).

(b). The following definitions are hereby amended and restated as follows:

“Loss” means a Foreclosure Loss, Restructuring Loss, Deferred Principal Reduction Loss, Short-Sale Loss, Portfolio Loss, Modification Default Loss or Deficient Valuation.

“Modification Default Loss” means the loss calculated in Exhibits 2b(3) or 2c(3) for single family loans previously modified pursuant to this Agreement, as adjusted for any realized Deferred Principal Reduction Loss, that subsequently default and result in a foreclosure, short sale or Deficient Valuation.

2. Amendments to Section 2.1.

(a). Section 2.1(a) is amended by adding the following at the end thereof:

(1) Principal Reduction Modification Analysis.

(i)  Calculation of Monthly Amount.   In applying the HAMP PRA Modification Guidelines, to calculate the monthly amount that will reduce the borrower’s DTI Ratio to 31%, the Qualifying Loan shall be run through two separate Waterfall Calculations and

2

NPV tests as specified in the PRA Directives.  Both Waterfall Calculations shall be based on a target DTI ratio of 31% at the time of modification.  If the estimated net present value of the foreclosed collateral upon disposition is less than either the estimated value of the Standard HAMP Modification or the PRA Modification, the Waterfall Calculation yielding the highest net present value will be used for modification.  The Deferred Principal Reduction Amount shall not take the MTMLTV ratio below 115% without a written instrument signed by both parties to this Single Family Shared-Loss Agreement.

(ii)  Procedure for Calculating and Claiming Deferred Principal Reduction Loss Amounts.  The initial Restructuring Loss for a Qualifying Loan shall be determined using the methods specified in Exhibits 2a(1) and 2a(2) and Exhibit A of this Single Family Shared-Loss Agreement, with the Deferred Principal Reduction Amount initially treated as forbearance and deferred to the “Loan prepayment in full” date and the loan amortized according to the adjusted principal balance.  At the first Principal Reduction Date, the Deferred Principal Reduction Loss shall equal the difference between the net present value calculated in determining the Restructuring Loss and the net present value calculated after giving effect to the principal reduction (using the same discount rate and “Loan prepayment in full” date specified in the Restructuring Loss calculation).  On each subsequent annual Principal Reduction Date, the Deferred Principal Reduction Loss shall equal the difference between the net present value calculated for the previous Deferred Principal Reduction Loss and the net present value calculated after giving effect to the principal reduction (using the same discount rate and “Loan prepayment in full” date specified in the Restructuring Loss calculation).

(iii)  Treatment of Incentive Payments.  All PRA investor incentive payments described in the PRA Directives shall be treated as Recovery Amounts.  For the avoidance of doubt, servicer and borrower incentives will not be treated as Recovery Amounts or otherwise applied to reduce the Deferred Principal Reduction Loss amount with respect to any Single Family Shared-Loss Loan unless borrower incentive payments serve to reduce the outstanding loan balance, it being understood and agreed that neither forbearance nor forgiveness of principal shall constitute borrower incentive payments.

3. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the SFLSA.

4. No Further Amendment.  Except as expressly amended hereby, the SFLSA is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the SFLSA or any of the documents referred to therein.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF BANKUNITED, FSB, CORAL GABLES, FLORIDA

	By:	/s/ Ralph Malami
Name: Ralph Malami
Title: Assistant Director

Attest:

FEDERAL DEPOSIT INSURANCE CORPORATION

	By:	/s/ Ralph Malami
Name: Ralph Malami
Title: Assistant Director

Attest:

BANKUNITED

	By:	/s/ Rajinder Singh
Name: Rajinder Singh
Title: COO

Attest:

[Signature Page to Amendment No. 2]

4

EXHIBIT A	Restructure Loss — Monthly or Quarterly Download

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
A	1	Shared-Loss Month	The as-of-date for the file. For example, for a report submitted July 16, 2009 the Shared-Loss Month cutoff date would be June 30, 2009 and the field would appear as 20090630	Date		Yes		YYYYMMDD	8	x	x
B	2	Loan Number	Unique identifier used for all reporting records. Internal record identifier used by the bank.	Alphanumeric		Yes			34	x	x
C	3	Modification Program	Modification program type	Alphanumeric	Allowable program types are: (a) HAMP; b) FDIC = FDIC modification program for owner-occupied; c) NOO = non-owner occupied programs; d) PRA = FDIC’s principal reduction alternate program, approved for selected banks; e) OTH = other proprietary programs approved by the FDIC	Yes	HAMP; FDIC; NOO; PRA, OTH		4	x	x
D	4	Pre-mod UPB	Unpaid principal balance at restructure	Numeric	Principal balance excluding past due interest or accrued fees	Yes		9(12),99	15	x	x
E	5	Pre-Mod remaining term	Number of months remaining in the amortization term prior to restructure	Numeric		Yes		9999	4	x	x
F	6	Pre-Mod interest rate	Loan interest rate prior to restructure	Numeric	Please provide interest calculation method in separate file (e.g. 30/360, 30/365, Actual/365, etc.)	Yes		9999	6	x	x
G	7	Pre-Mod next ARM reset rate	Expected interest rate given reset date is within the next 4 months	Numeric	Only provide if reset date is within the next 4 months	No		9999	6	x	x
H	8	Interest Paid-todate	Last interest paid date	Date		Yes		YYYYMMDD	8	x	x
I	9	Delinquency status	Delinquency status as of modification date: 30, 60, 90+ day DQ, or Foreclosure status	Alphanumeric	Data Code Field — Populate field with allowable values. If allowable code is not used, data key definition is required.	Yes	C = Current, 3 = 30 days DQ; 6 = 60 days DQ; 9 = 90 days DQ; 4 = 120+ days DQ; F=Foreclosure		1	x	x
J	10	Pre-mod monthly payment - P&I	Scheduled principal and interest payment prior to restructure.	Numeric		No		9(12),99	15	x	x
K	11	Pre-mod monthly payment - T&I	Tax & Insurance escrow payment prior to restructure	Numeric		No		9(12),99	15	x	x
L	12	Household current annual income	Gross annual household income gathered or documented within most recent 90 days	Numeric		No		9(12),99	15	x	x
M	13	Valuation Date	Recent property valuation date; includes interior and exterior evaluations (within 90 days). If more than one valuation occurred within 90 days, please provide all recent valuations.	Date		Yes		YYYYMMDD	8	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
			Provide additional valuation information in a separate date file.
N	14	Valuation Amount	Property value determined by Appraisal BPO, interior or exterior evaluations (within 90 days)	Numeric		Yes		9(12),99	15	x	x
O	15	Valuation Type	Indicates valuation type	Alphanumeric	Data Code Field — Populate field with allowable values. If allowable code is not used, data key definition is required	Yes	AVM = Automated Valuation Mode; BPO = Broker price Opinion; DA = Desktop Appraisal; DB = Drive By; FA = Full Appraisal; PAU = Prior Appraisal used; TV = Tax Valuation; None, Other		40	x	x
P	16	1st Trial Payment Due Date	First payment due date under modified terms.	Date		No		YYYYMMDD	8	x	x
Q	17	Modification Date or completed trial period date	Modification Date or completed trial period date	Date		Yes		YYYYMMDD	8	x	x
R	18	Post-mod NET UPB	Unpaid principal balance after restructure (net of principal forbearance & principal reduction)	Numeric	This is the balance for purposes of the loss share agreement and may differ from the balance according to GAAP. It may include up to 90 days of advanced interest and all escrow advances to date	Yes		9(12),99	15	x	x
S	19	Principal forbearance	Dollar amount of principal forbearance	Numeric	Only provided for modifications which include principal forbearance. Insert blanks or zero if not applicable.	Yes		9(12),99	15	x	x
T	20	Principal reduction	Dollar amount of principal forgiveness	Numeric	Only provided for modifications which include principal reduction. Insert blanks or zero if not applicable.	Yes		9(12),99	15	x	x
U	21	Post-mod product	Fixed or step product	Alphanumeric	Data Code Filed — Populate field with allowable values. If allowable code is not used, data key definition is required.	Yes	F = Fixed; S = Step			x	x
V	22	Post-mod remaining amortization term	Number of months remaining in the amortization term post restructure	Numeric		Yes		9999	4	x	x
W	23	Post-mod maturity date	Loan maturity date after restructure	Date		Yes		YYYYMMDD	8	x	x
X	24	Post-mod interest rate	Initial post restructure interest rate	Numeric	Please provide interest calculation method (e.g. 30/360, 30/365, Actual/365, etc.)	Yes		9999	6	x	x
Y	25	Next payment due date	Date next payment due	Date		Yes		YYYYMMDD	8	x	x
Z	26	Post-mod monthly payment - P&I	Initial scheduled principal and interest payment after restructure	Numeric		No		9(12),99	15	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
AA	27	Post-mod monthly payment - T&I	Tax & Insurance escrow payment post restructure	Numeric		No		9(12),99	15	x	x
AB	28	Next reset date	First interest rate step up date	Date	Insert blanks or zero if not applicable	No		YYYYMMDD	8	x	x
AC	29	Interest rate change per adjustment	Interest rate change (in percent) per adjustment	Numeric	Must be less than or equal to 1% (.01)	No		.99999	6	x	x
AD	30	Lifetime interest rate cap	Maximum interest rate charged to the borrower	Numeric	Generally this is the Freddie Mac PMMS rate at time of modification (see HAMP guidelines for exceptions)	No		.99999	6	x	x
AE	31	Back and DTI	Ratio of the borrower’s monthly gross expenses divided by the borrower’s monthly gross income	Numeric		No		.99999	6	x	x
AF	32	Previous NPV of loan modification	NPV submitted for the first loan restructuring loss share payment	Numeric	Required only for modifications following a covered restructuring	Yes, if applicable		9(12),99	15
AG	33	Post modification principal payments	In case of a second modification, please provide the amount of principal payments received between modifications	Numeric	Required only for modifications following a covered restructuring	Yes, if applicable		9(12),99	15
AH	34	Accrued interest	Accrued interest, limited to 90 Days or days delinquent at modification, whichever is less	Numeric	Accrued interest that qualifies as a covered loss—not all accrued interest as reportable under GAAP. Accrued interest equals zero in case of 2nd restructuring.	Yes, if applicable		9(12),99	15		x
AI	35	Attorney’s fees	Attorney’s fees and costs (BK and FC). May include court fees, publications, title fees, and motions for relief	Numeric		No		9(12),99	15	x	x
AJ	36	Foreclosure costs/fees	May include origination fees, commissions, titles and closing, pest, and recording/county fees	Numeric		No		9(12),99	15	x	x
AK	37	Property preservation costs, maintenance and repairs	May include property securing, pool drainage, broken windows, repairs to any structural damage or environmental abatements, grass cutting, and utility bills	Numeric	Any such costs with respect to remediation activities are limited to $200,000 without Assuming Bank having received the prior consent of the FDIC	No		9(12),99	15	x	x
AL	38	T&I advances	Tax & Insurance Advances	Numeric		No		9(12),99	15	x	39
AM	39	Appraisal/Broker’s Price Opinion fee	Appraisal/Broker’s Price Opinion Fees	Numeric		No		9(12),99	15	x	x
AN	40	Inspections	Property inspections	Numeric		No		9(12),99	15	x	x
AO	41	Other advances	Other advances/costs	Numeric	Please provide written explanation of other costs or advances	No		9(12),99	15	x	x
AP	42	MI contribution	If mortgage insurance company makes a payment towards modification, please specify the amount	Numeric		No		9(12),99	15	x	x
AQ	43	Other credits	Other account credits	Numeric	Please itemize other credits	No		9(12),99	15	x	x
AR	44	T&I escrow account balance, if positive	Positive T&I Escrow Account Balance	Numeric		No		9(12),99	15	x	x
AS	45	Discount rate for projected cash flows	Discount Rate used for loss share calculation	Numeric	this may differ from the discount rate used in modification NPV decision analysis	No		.99999	15	x	x
AT	46	Loan prepayment in full	NPV Calculation Term used for loss share calculations (in months). This should always be	Numeric	This may differ from the amortization term used in the modification NPV decision analysis	No		9999	4	x	x

Column	Field #	Field	Description	Type	Comments	Required Fields	Allowable Values	Formatting Req.	Width	2a(1)	2a(2)
			120 months unless an exception applies
AU	47	NPV of projected cash flows	NPV of modified loan cash flows per loss share specifications	Numeric	This may differ from the modification value determined by the NPV decision analysis	Yes	9(15),99		15	x	x
AV	48	Loss Amount	Calculated loss amount submitted for coverage	Numeric		Yes	9(15),99		15	x	x
AW	49	FDIC Asset Id	FDIC unique asset identifier found in Schedule A. Provide loan id if FDIC asset identifier is not available for loans added to Schedule A after adjustments	Alphanumeric		Yes			34	x	x
AX	50	Deferred Principal Reduction Amount	Total amount of principal deferred at the date of modification and claimable at subsequent Principal Reduction Dates	Numeric	This applies only where the modification program = PRA	Yes, if applicable	9(12),99		15	x	x
AY	51	Principal Reduction Date	First scheduled Principal Reduction Date	Date	This applies only where the modification program = PRA	Yes, if applicable	YYYYMMDD		15	x	x

Date supplied above is used to verify the loss amount provided in Section 2 of the Loss Share Certificate.  Specifically the Loss Amount is verified via the following calculation:

Loan written down to book value prior to Loss Share — Exhibit 2a(1)

Net Book Value Less Principal Payments	Sum of Field 4 and Fields 35-41

NPV of loan modification	Less Field 47

Contributions or other credits	Less Fields 42-44

(Gain)/Loss Amount	Loss Amount

First loan modification under loss share — Exhibit 2a(2)

Gross Balance Recoverable	Sum of Field 4 and Fields 34-41

NPV of loan modification	Less Field 47

Contributions or other credits	Less Fields 42-44

(Gain) Loss Amount	Loss Amount

EXHIBIT A
Deferred PRA 2d(1)

Column	Field #	Field	Description	Type	Comments
A	1	Shared-Loss Month	The as-of-date for the file	D	For example, for a report submitted July 15, 2009 the Shared-Loss Month cutoff date would be June 30, 2009 and the field would appear as 20090630
B	2	Loan number	Unique identifier used for all reporting records. May be FDIC specific loan ID or other account number	A/N
C	3	1st Trial Payment Due Date	First payment due date under modified terms	D
D	4	Modification Effective Date	Modification Date or completed trial period date	D
E	5	Next payment due date	Date next payment due	D
F	6	Paid in Full Date	Date loan paid in full	D
G	7	Deferred Principal Reduction Amount	Amount of Deferred Principal forgiven in the reporting period	N
H	8	Deferred Principal Reduction Outstanding	Deferred Principal amount outstanding net of amounts claimed during the reporting period
I	9	Deferred Loss Amount	Deferred Principal Reduction Loss	N
		FDIC Asset Id	FDIC unique asset identifier found in Schedule A. Provide loan id if FDIC asset identifier is not available for loans added to Schedule A after adjustments	A/N

EXHIBIT B
CERTIFICATE

MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

SAMPLE CERTIFICATE ONLY

FDIC - RECEIVER OF
BankUnited, FSB

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009
Shared-Loss Month Ended:

(Dollars)

Fund ID: 10061
Calculation of Amount Due from (to) FDIC

FDIC % Share	0%		80%		95%		Total
Carry forward from other types of assets:
1. Cumulative losses from single family (1a+1b)	0		916,067,190		0		916,067,190
1a. Cumulative losses from single family (excluding Short Refinance losses)	0		861,067,190		0		861,067,190
lb. Cumulative losses from Short Refinance	0		55,000,000		0		55,000,000
2. Cumulative losses from securities	0		0		0		0
3. Cumulative losses from non-single family	0		218,003,370		0		218,003,370
4. Total cumulative losses at beginning of period (1+2+3)	0		1,134,070,560		0		1,134,070,560
5. Covered losses (gains) from single family incurred during period (5a+5b)	0		62,912,074		0		62,912,074
5a. Covered losses (gains) from single family during period (excluding Short Refinance losses)	0		57,912,074		0		57,912,074
5b. Covered losses (gains) from Short Refinance during period	0		5,000,000		0		5,000,000
6. Cumulative loss at the end of the period (4+5)	0		1,196,982,633		0		1,196,982,633
7. Single Family losses (gains) payable at end of period (5a)	0		57,912,074		0		57,912,074
FDIC % Share	x 0%		x 80%		x 95%
8. Amount claimed and due this period from single family loss (6*FDIC %)	0		46,329,659		0		46,329,659
9. Short Refinance - 18 month deferred payment due this period	0		0		0		0
10. Amount Due from (to) FDIC (8+9)	0	+	46,329,659	+	0	=	46,329,659
Memo: Threshold for recovery percentage			4,000,000,000
Memo: Amount due for Short Refinance in 18 months (5b * FDIC %)			4,000,000				4,000,000

Preparer Name:

Preparer Title:	Preparer Signature

Officer Name:

Officer Title:	Officer Signature

Date:

EXHIBIT B
CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC – RECEIVER OF BankUnited, FSB

SAMPLE CERTIFICATE ONLY

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009
Shared-Loss Period Ended:

Dollars

PART A. Opening/Closing/Net Shared-Loss Asset Balances - Active loans			Number	Balance
1.		Opening Balance (total UPB outstanding)	34,566	7,866,907,507
2.		Add: HELOC Advances		3,116,698
3.		Add: Capitalization (from restructuring, forbearance plans, etc)		2,366,323
4.	Less:	a) Principal Collections (amortization/partial)		12,813,515
		b) Paid in Full	(142)	23,419,114
		c) Foreclosure Sales (UBP transferred to ORE)	(206)	61,141,097
		d) Short Sales	(100)	33,026,197
		e) Principal Reduction		0
		f) Qualifying Charge-Offs (excluding accrued interest)	(19)	4,577,725
		g) Loan Sales	0	0
		h) Short Refinance	0	0
5.		Add: Other Adjustments (net)	9	3,756,338
6.		Net (Reduction)/Increase Amount	(458)	(125,738,290)
7.		Closing Balance	34,108	7,741,169,217

PART B. Opening/Closing/Net Shared-Loss Asset Balances - ORE activity		Number	Balance
8.	Opening ORE Balance	971	307,057,628
9.	Add: New ORE	206	61,141,097
10.	Less: Sold ORE (& Correction for Active SFR)	183	56,580,566
11.	Closing Balance	994	311,618,159

PART:C. Loss Events and Charge-offs			Number	Balance
12.		Opening Cumulative Loss Balance (SFR only)	6,116	916,067,190
		12a. Opening Cumulative Short Refinance Loss Amount	355	55,000,000
13.	Add:	a) Foreclosure Sale Loss Amount	180	33,886,988
		b) Short Sale Loss Amount	100	18,441,743
		c) Restructuring Loss Amount	167	8,608,099
		d) Charge-Off Loss Amount	22	4,669,917
		e) Deferred Principal Reduction Loss Amount
		f) Short Refinance Loss Amount	35	5,000,000
14.		Add: Qualifying Loss on Loan Sale
15.		Less: Recoveries and Other Adjustments (net)		7,694,673
16.		Less: FDIC Adjustment (net)		0
17.		Shared-Loss Debit (Credit) Amount for Period (excluding Short Refi)	469	57,912,074
18.		Cumulative Shared-Loss Debit (Credit) Amount	6,620	978,979,263

EXHIBIT B
CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF BankUnited, FSB

SAMPLE CERTIFICATE ONLY

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

BankUnited

Single Family Loans
Fund ID: 10061
20100831

7,618,203,092.65

(Dollars)

Loans Secured by 1-4 Family Residential Property

Secured by First Lien

	Number	Balance
Current	19697	4,665,770,035.56
30-59 Days	990	272,166,986.59
60-89 Days	377	110,259,295.60
90-119 Days	212	72,511,518.61
120+ Days	506	160,251,352.39
Bankruptcy (Non FC)	508	174,634,860.33
In FC	5590	1,724,239,412.39
Total	27,880	$7,179,833,461

Secured by Second Lien

	Number	Balance
Current	5375	389,839,928.63
39-59 Days	56	4,189,139.47
60-89 Days	33	4,527,722.62
90-119 Days	31	3,789,830.24
120+ Days	102	14,980,927.66
Bankruptcy (Non FC)	33	3,113,236.82
In FC	136	17,928,845.74
Total	5,766	$438,369,631

Loans Secured by 1-4 Family Residential Property in Process of Restructuring

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
39-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.82
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
39-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0

Loans Secured by 1-4 Family Residential Property Being Considered for a Short Refinance

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
39-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.52
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
39-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0	$—

Loans Secured by 1-4 Family Residential Property in Process of a Short Refinance

Secured by First Lien

	Number	Balance
Current	310	91,219,271.27
30-59 Days	127	37,037,807.81
60-89 Days	62	20,804,903.35
90-119 Days	45	14,225,190.47
120+ Days	295	93,092,534.82
Bankruptcy (Non FC)	27	9,905,351.71
In FC	239	79,922,263.10
Total	1,105	$346,207,323

Secured by Second Lien

	Number	Balance
Current	0	$—
39-59 Days	0	$—
60-89 Days	0	$—
90-119 Days	0	$—
120+ Days	0	$—
Bankruptcy (Non FC)	0	$—
In FC	0	$—
Total	0	$—

EXHIBIT B
CERTIFICATE
MONTHLY PAYMENT SUMMARY
FOR SINGLE FAMILY SHARED-LOSS

FDIC - RECEIVER OF BankUnited, FSB

SAMPLE CERTIFICATE ONLY

BankUnited
Fund ID: 10061

SFR Short Refinance Pay Schedule

PURCHASE AND ASSUMPTION AGREEMENT DATED:  May 21, 2009

Shared Loss Period Ended	Loss Amount	Payment Due Shared Loss Period Ending	Amount Due
Oct-10	$5,000,000.00	Mar-12	$4,000,000.00
Nov-10		Apr-12
Dec-10		May-12
Jan-11		Jun-12
Feb-11		Jul-12
Mar-11		Aug-12
Apr-11		Sep-12
May-11		Oct-12
Jun-11		Nov-12
Jul-11		Dec-12
Aug-11		Jan-13
Sep-11		Feb-13
Oct-11		Mar-13
Nov-11		Apr-13
Dec-11		May-13
Jan-12		Jun-13
Feb-12		Jul-13
Mar-12		Aug-13
Apr-12		Sep-13
May-12		Oct-13
Jun-12		Nov-13
Jul-12		Dec-13
Aug-12		Jan-14
Sep-12		Feb-14
Oct-12		Mar-14
Nov-12		Apr-14
Dec-12		May-14
Jan-13		Jun-14
Feb-13		Jul-14
Mar-13		Aug-14
Apr-13		Sep-14
May-13		Oct-14
Jun-13		Nov-14
Jul-13		Dec-14

Total:	$5,000,000.00		$4,000,000.00